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                                            File No. 333-16279
                                            Filed under Rule 424(b)(3)

           First Golden American Life Insurance Company of New York

                             Prospectus Supplement

                               January 4, 1999

                                    to the
                        Prospectus dated May 1, 1998 as
              supplemented July 17, 1998 and August 18, 1998 for
                                Empire PrimElite
           Deferred Combination Variable and Fixed Annuity Contracts


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   | The  following  sentence is added  to the end  of the subsection titled |
   | "Selling the Contract" beginning on page 38 of your prospectus.         |
   |                                                                         |
   | Additionally, we intend to reimburse registered representatives for any | | covered actual expenses they incur with regard to the distribution of | | the Contract as provided for under the non-cash compensation regulation |
   | recently adopted by the NASD and approved by the SEC.                   |
   |                                                                         |
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     This supplement should be retained with your Empire PrimElite Prospectus.

     PE-NY-PAY                                                        1/4/99